EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Street Boston Corporation of our report dated January 11, 1995, except for Note B, as to which the date is January 31, 1995, included in the 1994 Annual Report to Shareholders of State Street Boston Corporation.

     We also consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 33-57359, 33-38672, 33-38671, 33-2882, 2-93157,
2-88641 and 2- 68698) and in Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, and in Registration Statement (Form S-3 No. 33-49885) pertaining to the registration of debt securities of State Street Boston Corporation of our report dated January 11, 1995, except for Note B, as to which the date is January 31, 1995, with respect to the consolidated financial statements of State Street Boston Corporation incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.




Boston, Massachusetts                                Ernst & Young LLP
March 25, 1995